EXHIBIT 1

                        AUDITED FINANCIAL STATEMENTS FOR
                             MERIT PLAN OF BENEFITS




                                 M/A-COM, Inc.
                             MERIT Plan of Benefits
                              Financial Statements
                        As of December 31, 1996 and 1995
                         Together with Auditor's Report



M/A-COM, Inc.
MERIT Plan of Benefits

Index to Financial Statements and Supplemental Schedules
===============================================================================

Report of Independent Public Accountants

Financial Statements:

         Statement of Net Assets Available for Plan Benefits:

            December 31, 1996

            December 31, 1995

         Statement of Changes in Net Assets Available for Plan Benefits:

            Year Ended December 31, 1996

            Year Ended December 31, 1995

Notes to Financial Statements

Supplemental Schedules:

         Schedule I - Item 27(a) - Assets Held for Investment Purposes at December 31, 1996

         Schedule II - Item 27(d) - Reportable Transactions for the Year Ended December 31, 1996


                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Participants and Administrator of the M/A-COM, Inc. MERIT Plan of
Benefits:

We have audited the accompanying statements of net assets available for plan benefits of the M/A-COM, Inc. MERIT Plan of Benefits as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the M/A-COM, Inc. MERIT Plan of Benefits as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and the changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Philadelphia, Pa.,
  May 9, 1997

M/A-COM, Inc.
MERIT Plan of Benefits

Statement of Net Assets Available for Plan Benefits
December 31, 1996

                                 Vanguard
                                Money Market                  Vanguard       Vanguard     Vanguard
                                  Reserves -   Vanguard/       Index       International    Bond        Vanguard
                                   Prime      Wellington       Trust -         Growth        Index      U.S. Growth
                                 Portfolio        Fund      500 Portfolio   Portfolio       Fund        Portfolio
ASSETS

Shares of registered investment
  companies, fair value       $ 33,458,386   $ 24,503,755   $ 19,534,767    $ 8,123,218   $ 5,420,565  $12,711,704

Company Stock Fund, fair value        --             --             --             --            --           --

Participant loans receivable,
fair value                            --             --             --             --            --           --

Other receivables:
  Employees' contributions         144,825        100,361         92,047         41,332        24,673       63,650
  Employer's contribution             --             --             --             --            --           --
  Loan and interest payments        83,930         44,337         33,274         19,472         9,344       24,859
                              ------------   ------------   ------------    -----------   -----------  -----------

Net Assets Available for
Benefits                      $ 33,687,141   $ 24,648,453   $ 19,660,088    $ 8,184,022   $ 5,454,582  $12,800,213
                              ============   ============   ============    ===========   ===========  ===========

Statement of Net Assets Available for Plan Benefits
December 31, 1996 - CONTINUED

                                   Vanguard
                                     Asset                    Vanguard                    Participant
                                  Allocation    Vanguard/     Explorer       Company         Loans
                                     Fund      Windsor II       Fund        Stock Fund     Receivable      Total
ASSETS
Shares of registered investment
  companies, fair value       $  2,756,799   $ 5,240,208    $ 2,361,528     $     --      $      --    $114,110,930


Company Stock Fund, fair value        --             --            --        15,652,557          --      15,652,557

Participant loans receivable,
fair value                            --             --            --             --        6,244,714     6,244,714

Other receivables:
  Employees' contributions          19,905        38,327         21,572           2,962          --         549,654
  Employer's contribution             --             --            --           344,011          --         344,011
  Loan and interest payments         3,907        10,163          6,097             932          --         236,315
                              ------------   -----------    -----------     -----------   -----------  ------------

Net Assets Available for
Benefits                      $  2,780,611   $ 5,288,698    $ 2,389,197     $16,000,462   $ 6,244,714  $137,138,181
                              ============   ===========    ===========     ===========   ===========  ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

M/A-COM, Inc.
MERIT Plan of Benefits

Statement of Net Assets Available for Plan Benefits
December 31, 1995

                                  Vanguard
                                 Money Market                  Vanguard       Vanguard       Vanguard
                                   Reserves -    Vanguard/       Index      International      Bond          Vanguard
                                    Prime        Wellington      Trust -       Growth          Index        U.S. Growth
                                  Portfolio        Fund       500 Portfolio   Portfolio        Fund          Portfolio
ASSETS

Shares of registered investment
  companies, fair value       $ 34,347,249   $ 23,134,863   $ 16,045,332    $ 7,460,041   $ 5,539,187  $ 9,813,606

Company Stock Fund, fair value        --             --             --             --            --           --

Participant loans receivable,
fair value                            --             --             --             --            --           --

Other receivables:
  Employees' contributions         150,824         85,388         64,528         36,346        22,872       46,410
  Employer's contribution             --             --             --             --            --           --
  Loan and interest payments        82,741         47,632         27,968         22,239         9,127       25,279
                              ------------   ------------   ------------    -----------   -----------  -----------

Net Assets Available for
Benefits                      $ 34,580,814   $ 23,267,883   $ 16,137,828    $ 7,518,626   $ 5,571,186  $ 9,885,295
                              ============   ============   ============    ===========   ===========  ===========

Statement of Net Assets Available for Plan Benefits
December 31, 1995 - CONTINUED


                                   Vanguard
                                     Asset                    Vanguard                    Participant
                                  Allocation    Vanguard/     Explorer       Company         Loans
                                     Fund      Windsor II       Fund        Stock Fund     Receivable      Total
ASSETS
Shares of registered investment
  companies, fair value       $  2,557,152   $ 2,884,729    $ 1,620,998     $     --      $      --    $103,403,157


Company Stock Fund, fair value        --            --            --         13,250,164          --      13,250,164

Participant loans receivable,
fair value                            --            --             --             --        5,466,496     5,466,496

Other receivables:
  Employees' contributions           9,734        16,798         12,053           --             --         444,953
  Employer's contribution             --            --             --           306,154          --         306,154
  Loan and interest payments         2,142         7,938          4,578           --             --         229,644
                              ------------   -----------    -----------    ------------   -----------  ------------

Net Assets Available for
Benefits                      $  2,569,028   $ 2,909,465    $ 1,637,629    $ 13,556,318   $ 5,466,496  $123,100,568
                              ============   ===========    ===========    ============   ===========  ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

M/A-COM, Inc.
MERIT Plan of Benefits

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1996

                                           Vanguard
                                          Money Market                Vanguard     Vanguard       Vanguard
                                          Reserves -    Vanguard/      Index     International      Bond       Vanguard
                                             Prime      Wellington    Trust -       Growth          Index     U.S. Growth
                                           Portfolio       Fund    500 Portfolio  Portfolio         Fund       Portfolio

Additions:
   Interest and dividends               $  1,731,762 $  1,946,958  $   431,304  $  347,472     $  366,005   $   931,112
   Net appreciation  (depreciation)
     of investments                             --      1,610,593    3,282,249     737,512       (153,792)    1,629,396
                                        ------------ ------------  -----------  ----------     ----------   -----------
                                           1,731,762    3,557,551    3,713,553   1,084,984        212,213     2,560,508
                                        ------------ ------------  -----------  ----------     ----------   -----------

   Contributions:
        Employer                                --           --           --           --             --            --
        Employee                           1,983,319    1,256,039    1,151,878     541,920        337,721       763,849
                                        ------------ ------------  -----------  ----------     ----------   -----------
                                           1,983,319    1,256,039    1,151,878     541,920        337,721       763,849
                                        ------------ ------------  -----------  ----------     ----------   -----------

        Total additions                    3,715,081    4,813,590    4,865,431   1,626,904        549,934     3,324,357
                                        ------------ ------------  -----------  ----------     ----------   -----------

Deductions:
   Benefit payments to beneficiaries
     and participants                      3,067,107    2,618,388    1,846,321     799,960        582,099       966,616
   Administrative expenses                    17,058        6,403        3,976       3,519          1,349         2,984
                                        ------------ ------------  -----------  ----------     ----------   -----------
        Total deductions                   3,084,165    2,624,791    1,850,297     803,479        583,448       969,600
                                        ------------ ------------  -----------  ----------     ----------   -----------
Net increase (decrease)                      630,916    2,188,799    3,015,134     823,425        (33,514)    2,354,757

Net interfund transfers                   (1,524,589)    (808,229)     507,126    (158,029)       (83,090)      560,161

Net assets available for benefits:
  Beginning of year                       34,580,814   23,267,883   16,137,828   7,518,626      5,571,186     9,885,295
                                        ------------ ------------  -----------  ----------     ----------   -----------
  End of year                           $ 33,687,141 $ 24,648,453  $19,660,088  $8,184,022     $5,454,582   $12,800,213
                                        ============ ============  ===========  ==========     ==========   ===========

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1996 - CONTINUED

                                           Vanguard
                                             Asset                    Vanguard     Company     Participant
                                          Allocation    Vanguard/     Explorer      Stock         Loans
                                             Fund       Windsor II      Fund         Fund       Receivable       Total
Additions:
   Interest and dividends               $  247,564   $  368,352    $  126,110   $   337,198    $  478,876   $  7,312,713
   Net appreciation  (depreciation)
     of investments                        126,848      541,692        91,611       (15,162)         --        7,850,947
                                        ----------   ----------    ----------   -----------    ----------   ------------
                                           374,412      910,044       217,721       322,036       478,876     15,163,660
                                        ----------   ----------    ----------   -----------    ----------   ------------

   Contributions:
        Employer                                --           --          --       3,991,065          --        3,991,065
        Employee                           232,799      406,644       245,487        22,023          --        6,941,679
                                        ----------   ----------    ----------   -----------    ----------   ------------
                                           232,799      406,644       245,487     4,013,088          --       10,932,744
                                        ----------   ----------    ----------   -----------    ----------   ------------

        Total additions                    607,211    1,316,688       463,208     4,335,124       478,876     26,096,404
                                        ----------   ----------    ----------   -----------    ----------   ------------

Deductions:
   Benefit payments to beneficiaries
     and participants                      338,346      413,564       105,123       907,093       366,357     12,010,974
   Administrative expenses                     711        1,236           957         8,844           780         47,817
                                        ----------   ----------    ----------   -----------    ----------   ------------
        Total deductions                   339,057      414,800       106,080       915,937       367,137     12,058,791
                                        ----------   ----------    ----------   -----------    ----------   ------------
Net increase (decrease)                    268,154      901,888       357,128     3,419,187       111,739     14,037,613

Net interfund transfers                    (56,571)   1,477,345       394,440      (975,043)      666,479        --

Net assets available for benefits:
  Beginning of year                      2,569,028    2,909,465     1,637,629    13,556,318     5,466,496    123,100,568
                                        ----------   ----------    ----------   -----------    ----------   ------------
  End of year                           $2,780,611   $5,288,698    $2,389,197   $16,000,462    $6,244,714   $137,138,181
                                        ==========   ==========    ==========   ===========    ==========   ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

M/A-COM, Inc.
MERIT Plan of Benefits

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1995


                                           Vanguard
                                          Money Market                Vanguard     Vanguard       Vanguard
                                          Reserves -    Vanguard/      Index     International      Bond      Vanguard
                                             Prime      Wellington    Trust -       Growth          Index    U.S. Growth
                                           Portfolio       Fund    500 Portfolio  Portfolio         Fund      Portfolio

Additions:
   Interest and dividends               $  1,995,509 $  1,148,617  $   361,526  $  197,845     $  365,184   $  398,841
   Net appreciation  (depreciation)
     of investments                             --      4,619,741    3,825,374     777,978        532,372    2,214,174
                                        ------------ ------------  -----------  ----------     ----------   ----------
                                           1,995,509    5,768,358    4,186,900     975,823        897,556    2,613,015
                                        ------------ ------------  -----------  ----------     ----------   ----------

   Contributions:
        Employer                                --           --           --          --             --           --
        Employee                           2,258,822    1,259,380      900,113     549,072        368,765      623,089
                                        ------------ ------------  -----------  ----------     ----------   ----------
                                           2,258,822    1,259,380      900,113     549,072        368,765      623,089
                                        ------------ ------------  -----------  ----------     ----------   ----------

        Total additions                    4,254,331    7,027,738    5,087,013   1,524,895      1,266,321    3,236,104
                                        ------------ ------------  -----------  ----------     ----------   ----------

Deductions:
   Benefit payments to beneficiaries
     and participants                      3,902,563    1,469,451    1,039,126     606,108        523,051      993,320
   Administrative expenses                    19,647        6,687        3,577       3,614          1,589        2,597
                                        ------------ ------------  -----------  ----------     ---------    ----------
        Total deductions                   3,922,210    1,476,138    1,042,703     609,722        524,640      995,917
                                        ------------ ------------  -----------  ----------     ----------   ----------
Net increase (decrease)                      332,121    5,551,600    4,044,310     915,173        741,681    2,240,187

Net interfund transfers                     (742,868)    (414,913)   1,126,049  (1,141,596)      (374,714)   1,181,179

Net assets available for benefits:
  Beginning of year                       34,991,561   18,131,196   10,967,469   7,745,049      5,204,219    6,463,929
                                        ------------ ------------  -----------  ----------     ----------   ----------
  End of year                           $ 34,580,814 $ 23,267,883  $16,137,828  $7,518,626     $5,571,186   $9,885,295
                                        ============ ============  ===========  ==========     ==========   ==========

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1995 - CONTINUED

                                           Vanguard
                                             Asset                    Vanguard     Company     Participant
                                          Allocation    Vanguard/     Explorer      Stock        Loans
                                             Fund       Windsor II      Fund         Fund      Receivable     Total
Additions:
   Interest and dividends               $    172,054 $  149,476    $  126,507   $   122,008    $  412,657   $  5,450,224
   Net appreciation  (depreciation)
     of investments                          376,390    427,795       201,166     3,762,166         --        16,737,156
                                        ------------ ----------    ----------   -----------    ----------   ------------
                                             548,444    577,271       327,673     3,884,174       412,657     22,187,380
                                        ------------ ----------    ----------   -----------    ----------   ------------

   Contributions:
        Employer                                --         --            --       3,848,491         --         3,848,491
        Employee                             152,310    189,667       192,985         --            --         6,494,203
                                        ------------ ----------    ----------   -----------    ----------   ------------
                                             152,310    189,667       192,985     3,848,491         --        10,342,694
                                        ------------ ----------    ----------   -----------    ----------   ------------

        Total additions                      700,754    766,938       520,658     7,732,665       412,657     32,530,074
                                        ------------ ----------    ----------   -----------    ----------   ------------

Deductions:
   Benefit payments to beneficiaries
     and participants                         26,207    373,134       142,272       723,759       413,532     10,212,523
   Administrative expenses                       481        623           585         8,163         --            47,563
                                        ------------ ----------    ----------   -----------    ----------   ------------
        Total deductions                      26,688    373,757       142,857       731,922       413,532     10,260,086
                                        ------------ ----------    ----------   -----------    ----------   ------------
Net increase (decrease)                      674,066    393,181       377,801     7,000,743          (875)    22,269,988

Net interfund transfers                      418,104  1,272,058        44,677    (1,219,558)     (148,418)       --

Net assets available for benefits:
  Beginning of year                        1,476,858  1,244,226     1,215,151     7,775,133     5,615,789    100,830,580
                                        ------------ ----------    ----------   -----------    ---------    ------------
  End of year                           $  2,569,028 $2,909,465    $1,637,629   $13,556,318    $5,466,496   $123,100,568
                                        ============ ==========    ==========   ===========    ==========   ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

M/A-COM, Inc.
MERIT Plan of Benefits
Notes to Financial Statements

1.   Description of the Plan

     The following is a general description of the MERIT Plan of Benefits (the
     Plan) established by M/A-COM, Inc. (the Company) effective October 1, 1990 and most recently amended on June 11, 1996. Refer to the Plan document for more information.

     Vanguard Fiduciary Trust Company (Trustee) is the trustee and recordkeeper of the Plan.

     The Plan is a defined contribution retirement benefit plan subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and administered by a Benefits Committee (the Committee) appointed by the Chief Executive Officer of the Company, the Plan Sponsor. The Plan is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Internal Revenue Code of 1986 (the Code), and to contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Plan covers all eligible employees of participating subsidiaries of the Company who meet certain requirements as to length of service.

     On June 30, 1995, the Company was merged with and into AMP Incorporated
     (AMP) and became a wholly-owned subsidiary of AMP, which had little impact on the Plan.

2.   Summary of Significant Accounting Policies

     Basis of Accounting
     The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting.

     Investments
     Participants may select from nine Vanguard investment options as well as the Company Stock Fund. The investment options available are the Vanguard Money Market Reserves - Prime Portfolio (pooled money market fund), Vanguard Bond Index Fund (income fund), Vanguard/Wellington Fund (balanced fund), Vanguard Index Trust - 500 Portfolio (growth and income fund), Vanguard U.S. Growth Portfolio (growth fund), Vanguard International Growth Portfolio (growth fund), Vanguard/Windsor II (growth and income fund), Vanguard Explorer Fund (small company growth) and Vanguard Asset Allocation Fund (balanced fund). The investments are stated at fair value determined by quoted market prices which represent the net asset value of shares held by the Plan at year-end, as reported by the Trustee.

     The Company Stock Fund was established for the purpose of allowing Company matching contributions to be made in the form of AMP common stock. Effective July 1, 1996, the Plan was amended to include the Company Stock Fund as an investment option for participant contributions. At any time, this fund may consist of shares of AMP common stock, a receivable/payable amount for transactions in process and a small balance in a money market fund to meet current cash requirements. The value of the fund is expressed in terms of a unit value which fluctuates with the value of the AMP common stock in the fund. The value of this fund is based on the unit closing price at the Plan year end, as reported by the Trustee.

     The fair value of participant loans receivable is unpaid principal balances plus accrued interest at the Plan year end, as reported by the Trustee. Purchases and sales of securities are recorded on the trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net appreciation (depreciation) of investments include realized and unrealized gains and losses on investment transactions.

     Accounting Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingencies, and the reported amounts of changes in net assets. Actual results could differ from these estimates.

     Administrative Expenses
     All expenses incurred in the administration of the Plan, other than legal and certain other expenses which are paid by the Company, are charged to and paid by the Plan.

     Payment of Benefits
     Refer to Plan document for the various methods of benefit payments.

     Benefits are recorded when paid.

3.   Contribution Policy

     General
     Benefits provided to participants under the Plan are based upon the level of their Plan contributions and their investment selections. Non-highly compensated Plan participants, as defined in Section 414 of the Code, may contribute between 2% and 14% of their annual before-tax compensation to the Plan subject to Internal Revenue Service (IRS) limitations. Highly compensated participants, as defined in Section 414 of the Code, may contribute between 2% and 6% of their annual before-tax compensation to the Plan provided, however, that the Company reserves the right to increase or decrease the maximum percentage within the range of 6% and 14% applicable to such highly compensated employees from time to time during, and for the remainder of, the Plan year subject to IRS limitations.

     The Company makes matching contributions of 50% of participants' contributions for participants with six months but less than five years of service, 66 2/3% for five but less than ten years of service and 100% for ten or more years of service, but only to the extent deductible for federal income tax purposes and disregarding any contributions in excess of 6% of a participant's annual before-tax compensation. In order to maintain the Plan's tax qualified status, the Plan Administrator retains the right, if necessary, to reduce the contributions made on behalf of certain participants.

     Contributions are recorded in the period in which payroll deductions are made.

     Vesting
     Contributions made by participants are fully vested at all times. Company matching contributions are vested based on a participant's years of credited service. A year of service is defined by the Plan document as a year in which the participant has worked 1,000 hours or more. The vesting schedule for Company contributions is as follows:

      Years of credited service                   Percent vested

         Less than   2                                    0%
                     2                                   25%
                     3                                   50%
                     4                                   75%
                     5 or more                          100%

     Forfeitures may be utilized to reduce the Company's matching contributions. Forfeitures being held at December 31, 1996 and December 31, 1995 were $90,200 and $72,800 respectively. The Company used $72,800 and $79,800 to reduce matching contributions for the year ended December 31, 1996 and December 31, 1995, respectively.

     Although the Company has no intention to do so, it reserves the right to terminate the Plan at any time. Upon Plan termination, participants become 100% vested in their account balances.

4.   Participant Loan Program

     Active Plan participants may borrow on their vested account balances. The loan feature of the Plan includes the following provisions:

          Minimum Loan:            $500

          Maximum Loan:            Lesser of: 50% of the
                                   participant's vested account
                                   balance at the time of the
                                   loan or $50,000 reduced by the
                                   highest outstanding balance of
                                   any loans to the participant
                                   during the preceding 12
                                   months.

          Term of Loan:            Five year maximum term; early
                                   repayment without penalty is
                                   allowed.

          Interest:                Reasonable rate of interest in
                                   accordance with standards
                                   established by the Committee.

     Loans specifically attributed to the Plan at December 31, 1996 and December 31, 1995 were $6,244,714 and $5,466,496, respectively. Interest rates range from 7.0% to 10.0% and 7.0% to 10.5% for loans outstanding at December 31, 1996 and December 31, 1995, respectively.

5.   Tax Status

     The Internal Revenue Service has determined and informed the Company by a letter dated September 20, 1995, that the Plan is qualified under the appropriate sections of the Code and the Plan as amended effective January 1, 1992 is in compliance with amendments required by the Tax Reform Act of 1986. The Plan has been amended since applying for the determination letter. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan continues to be qualified and the related trust was tax-exempt as of the financial statement date. Accordingly, there is no provision for income taxes in the accompanying financial statements.

6.   Investments

     All Plan investments are held by Vanguard Fiduciary Trust Company and consist of shares of various Vanguard mutual funds, company stock, and participant loans receivables. The following is a list of assets which exceed 5% of net assets at December 31, 1996 and 1995.

                                  December 31,   December 31,
                                      1996           1995
                                      ----           ----
Vanguard Fiduciary Trust Company:

Vanguard Money Market Reserves -
  Prime Portfolio                  $33,458,386   $34,347,249
Vanguard/Wellington Fund            24,503,755    23,134,863
Vanguard Index Trust -
   500 Portfolio                    19,534,767    16,045,332
Vanguard International
   Growth Portfolio                  8,123,218     7,460,041
Vanguard U.S. Growth Portfolio      12,711,704     9,813,606
Company Stock Fund                  15,652,557    13,250,164


M/A-COM, Inc.                                            Supplemental
MERIT Plan of Benefits                                    Schedule I

Item 27(a) - Assets Held for Investment Purposes         EIN: 04-2090644
at December 31, 1996                                     PIN:  008



                                 Shares/Units                 Current
                              or Participation    Cost         Value

Vanguard Fiduciary Trust Company:

* Vanguard Money Market Reserves -
      Prime Portfolio               33,458,386   $33,458,386   $33,458,386
* Vanguard/Wellington Fund             937,046    19,079,625    24,503,755
* Vanguard Index Trust -
      500 Portfolio                    282,458    12,565,648    19,534,767
* Vanguard International
      Growth Portfolio                 493,513     6,254,275     8,123,218
* Vanguard Bond Index Fund             550,870     5,351,606     5,420,565
* Vanguard U.S. Growth
      Portfolio                        535,455     9,152,967    12,711,704
* Vanguard Asset Allocation
      Fund                             153,668     2,522,417     2,756,799
* Vanguard/Windsor II                  219,900     4,533,975     5,240,208
* Vanguard Explorer Fund                43,870     2,215,305     2,361,528
  Company Stock Fund                   976,454    12,584,398    15,652,557

Participant loans receivable
  maturing within six months to
  five years with interest rates
  ranging from 7.0% to 10.0%               885     6,244,714     6,244,714
                                                ------------  ------------
                                                $113,963,316  $136,008,201
                                                ============  ============
* Represents a party in interest.


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
M/A-COM, Inc.                                                                                              Supplemental
MERIT Plan of Benefits                                                                                      Schedule II

Item 27(d) - Reportable Transactions                                                                        EIN:  04-2090644
for the Year Ended December 31, 1996                                                                        PIN:  008

                                                                                                            Current
                                                                                                            Value on
     Party in             Description               No. of    Purchase     No. of    Selling     Cost of    Transaction   Net Gain
     Interest              of Assets               Purchases   Price       Sales      Price       Asset        Date


Vanguard Fiduciary   Vanguard Money Market
  Trust Company        Reserves - Prime Portfolio     212      $8,313,477    229   $9,202,340   $9,202,340   $9,202,340   $   --

Vanguard Fiduciary   Company Stock Fund                57       5,249,682    177    2,832,129    2,318,266    2,832,129    513,863
  Trust Company

Vanguard Fiduciary   Vanguard/Wellington Fund         151       4,889,564    202    5,131,266    4,090,868    5,131,266  1,040,398
  Trust Company

Vanguard Fiduciary   Vanguard Index Trust-500         166       3,556,935    176    3,349,748    2,424,081    3,349,748    925,667
  Trust Company        Portfolio

Vanguard Fiduciary   Vanguard U.S. Growth Portfolio   164       3,918,449    167    2,649,745    2,042,466    2,649,745    607,279
  Trust Company

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